As filed with the U.S. Securities and Exchange Commission on September 28, 2026.

Registration No. 333-297558

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Amendment No. 4)

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spectral Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	7374	51-0520296
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

701 Fifth Avenue,

Suite 4200

Seattle, WA 98104

Tel: (206) 262-7799

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jenifer Osterwalder

Chief Executive Officer

701 Fifth Avenue,

Suite 4200

Seattle, WA 98104

Tel: (206) 262-7799

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq. Jeffrey Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Richard A. Friedman, Esq. Sean F. Reid, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel: (212) 653-8700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Amendment to the Registration Statement on Form S-1 (File No. 333-297558) is filed solely to amend Item 16 of Part II thereof in order to update certain exhibits thereto. This Amendment does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1***	Form of Underwriting Agreement
3.1	Articles of Incorporation of Spectral Capital Corporation, dated September 13, 2000, (incorporated by reference to Exhibit 3(a) on Form 10-SB filed May 1, 2003).
3.2	Certificate of Amendment to Articles of Incorporation of Spectral Capital Corporation, dated June 17, 2007, (incorporated by reference to Exhibit 2.1 on Form 8-K filed July 7, 2004).
3.3	Certificate of Amendment to Articles of Incorporation of Spectral Capital Corporation, dated November 22, 2022, filed with the secretary of state of Nevada and effective on December 2, 2022 (Incorporated by reference to Exhibit 3.4 on Form 10-K, filed June 23, 2025).
3.4	By-laws of Spectral Capital Corporation, dated September 14, 2000, (incorporated by reference to Exhibit 3(b) on Form 10-SB filed May 1, 2003).
3.5	Certificate of Designation of Series Quantum Preferred Stock of Spectral Capital Corporation dated August 28, 2024 (incorporated by reference to Exhibit 10.24 on Form 8-K filed on August 29, 2024)
4.1***	Form of Representative’s Warrant
5.1*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Telecommunications services agreement with Sky Data PLL OU (Estonia) dated January 3, 2022. (Incorporated by reference to Exhibit 10.1 on Form 10-K, filed June 23, 2025).
10.2	Reciprocal Carrier Services Agreement entered into between EZ Mobile, LLC and Spectral Capital Corp. dated February 15, 2022. (Incorporated by reference to Exhibit 10.2 on Form 10-K, filed June 23, 2025).
10.3	Asset Purchase Agreement between Spectral Capital Corporation and Eliznikcomp OŰ, dated October 15, 2025 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed October 16, 2025)
10.4	Subscription Agreement relating to the Private Placement dated October 2, 2025 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed October 16, 2025)
10.5	Definitive Stock Purchase Agreement with Telvantis, Inc., formerly Raadr, Inc., a Nevada corporation and Spectral Capital Corporation dated December 29, 2025 (incorporated by reference to Exhibit 2.1 on Form 8-K filed January 5, 2026)
10.6	Definitive Share Exchange dated July 13, 2025, by and among Spectral Capital Corporation, Heritage Ventures Ltd., and 42 Telecom Ltd. (incorporated by reference to Exhibit 10.1 on Form 8-K filed July 15, 2025)
10.7	Addendum dated August 1, 2025 to the Definitive Share Exchange Agreement dated July 15, 2025, by and among Spectral Capital Corporation, Heritage Ventures Ltd., and 42 Telecom Ltd. (incorporated by reference to Exhibit 2.3 on Form 8-K filed August 4, 2025)
10.8	Restated Share Transfer Agreement with Intrepid View Partners, LP and Spectral Capital Corporation dated June 2, 2025 (incorporated by reference to Exhibit 10.1 on Form 8-K filed June 4, 2025)
10.9	Settlement Agreement dated May 25, 2025, between Spectral Capital Corporation and Sean Brehm (and affiliated entries) (incorporated by reference to Exhibit 10.2 on Form 8-K filed June 4, 2025)
10.10	Definitive Acquisition Agreement with Quantomo OU, an Estonian company and the Company dated December 26, 2024 (incorporated by reference to Exhibit 10.1 on Form 8-K dated December 26, 2024)
10.11	Definitive Acquisition Agreement with Verdant Quantum, OU, an Estonian company, Moshik Cohen and the Company dated December 16, 2024 (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 19, 2024)
10.12	Agreement and Plan of Business Combination, by and among Spectral Capital Corporation, Spectral QDA Holdings, Inc., crwdunit, inc. and Crowdpoint Technologies, Inc., as Security Holder Representative dated as of December 10, 2024 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on December 11, 2024)
10.13	IP Assignment Agreement between the Company and Node Nexus Co. LLC, a UAW corporation, Sean Michael Brehm and Vogon Cloud Inc., a Delaware corporation dated November 13, 2024 (incorporated by reference to Exhibit 10.1 on Form 8-K filed November 19, 2024)

10.14	Subscription Agreement with SparkMarket LLC and Extension (incorporated by reference to Exhibit 10.1 on Form 8-K filed October 1, 2024)
10.15	Subscription Agreement with Ras al Khaimah Investment and Development Co LLC and Extension (incorporated by reference to Exhibit 10.5 on Form 8-K filed on October 1, 2024)
10.16	Agreement between Spectral Capital Corporation and CrowdPoint Technologies, Inc. dated September 10, 2024 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on September 19, 2024)
10.17	Affiliate Acquisition Agreement between the Registrant and crwdunit Inc. dated August 1 2024 (incorporated by reference to Exhibit 10.19 on Form 8-K filed August 29, 2024)
10.18	Amendment to Share Exchange Agreement dated June 7, 2024 (incorporated by reference to Exhibit 10.16 on Form 8-K filed on July 24, 2024)
10.19	Escrow Letter dated July 22, 2024 (incorporated by reference to Exhibit 10.17 on Form 8-K filed on July 24, 2024)
10.20	Licensing Agreement dated June 23, 2024 (incorporated by reference to Exhibit 10.18 on Form 8-K filed on July 24, 2024)
10.21	Share Exchange Agreement (incorporated by reference to Exhibit 10.4 on Form 8-K filed on June 7, 2024)
10.22	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 on Form 8-K filed on June 7, 2024)
10.23***	Loan Agreement by and Between the Company and B Holdings OU dated February 5, 2025
10.24***	Loan Agreement by and between SKY PLL OU dated July 7, 2025
10.25***	Promissory Note to Michael Turner dated June 2, 2025
10.26***	Scandere OÜ Reciprocal Carrier Services Agreement dated April 26, 2024
10.27***	Intermatica S.p.A. Binding Term Sheet dated January 4, 2026
16.1***	Letter from Michael Gillespie & Associates, PLLC
21.1***	List of Subsidiaries
23.1***	Consent of RBSM LLP, an independent registered public accounting firm
23.2***	Consent of HTL International, LLC, an independent registered public accounting firm
23.3*	Consent of Sichenzia Ross Ference Carmel LLP (included in exhibit 5.1)
23.4***	Consent of RBSM LLP, an independent registered public accounting firm
24.1***	Power of Attorney (included in signature page to this registration statement)
99.1***	Insider Trading Policy
99.2***	Audit Committee Charter
99.3***	Nomination and Corporate Governance Committee Charter
99.4***	Compensation Committee Charter
107*	Fee Table

*	Filed herewith
**	To be filed by amendment
***	Previously Filed

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington on September 28, 2026.

SPECTRAL CAPITAL CORPORATION

By:	/s/ Jenifer Osterwalder
Jenifer Osterwalder
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jenifer Osterwalder	President and Chief Executive Officer	September 28, 2026
Jenifer Osterwalder	(Principal Executive Officer)

/s/ Daniel Gilcher	Chief Financial Officer	September 28, 2026
Daniel Gilcher	(Principal Accounting and Financial Officer)

/s/ Jeffrey Chong	Director	September 28, 2026
Jeffrey Chong

/s/ Michael Turner	Director	September 28, 2026
Michael Turner

/s/ Olga Nezerenko	Director	September 28, 2026
Olga Nezerenko

/s/ Gottfried Werner	Director	September 28, 2026
Gottfried Werner